NITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	July 23, 2012
US Tungsten Corp.
(Exact name of registrant as specified in its charter)
Nevada	333-151702	77-0721432
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
871 Coronado Centre Drive, Suite 200, Henderson, NV		89052
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code		(702) 940-2323
Stealth Resources Inc.
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws

On July 23, 2012 we filed a Certificate of Amendment with the Nevada Secretary of State to change our name to "US Tungsten Corp.", the change of name will be effective in the State of Nevada on August 9, 2012.  The change of name was approved by our directors a majority of our shareholders.

Also on July 23, 2012, we filed a Certificate of Change with the Nevada Secretary of State to give effect to a forward split of our authorized and issued and outstanding shares of common stock on a 30 new for one (1) old basis. Consequently, our authorized capital will increase from 75,000,000 shares of common stock to 2,250,000,000 shares of common stock and our issued and outstanding shares of common stock will increase from 6,625,000 shares of common stock to 198,750,000 shares of common stock, all with a par value of $0.001.  The forward stock split will be effective in the State of Nevada on August 9, 2012

The forward split and name change will becomes effective with the Over-the-Counter Bulletin Board at the opening of trading on August 9, 2012 under the symbol "SERSD.  The "D" will be placed on our ticker symbol for 20 business days at which time our symbol will be changed to "USTU".  Our new CUSIP number is 91274K103.

Item 9.01	Financial Statements and Exhibits
3.1	Certificate of Amendment filed with the Nevada Secretary of State on July 23, 2012 and effective as of August 9, 2012
3.2	Certificate of Change filed with the Nevada Secretary of State on July 23, 2012 and effective as of August 9, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

US TUNGSTEN CORP.
/s/ Matthew Markin
Matthew Markin
President and Director

Date:	August 8, 2012